EXHIBIT 23.2

CONSENT OF KESSELMAN & KESSELMAN CPAs (ISR), INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-61895 and No. 33355970) of Ampal American Israel Corporation of our report dated March 24, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ KESSELMAN & KESSELMAN CPAs ( ISR)
A member of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
March 24, 2004